EXHIBIT 1
to SCHEDULE 13G


                         GENERAL ATLANTIC PARTNERS, LLC
                                3 Pickwick Plaza
                               Greenwich, CT 06830


                                             January 3, 2001

                                POWER OF ATTORNEY
                                -----------------

                  The undersigned, General Atlantic Partners, LLC, a Delaware limited liability company, with its principal office at 3 Pickwick Plaza, Greenwich, Connecticut, United States of America (the "Limited Liability Company"), by its Executive Managing Member, Steven A. Denning, a U.S. citizen, of full legal age, hereby constitutes and appoints Thomas J. Murphy, a U.S. citizen, of full legal age, its true and lawful attorney-in-fact and agent, in any and all capacities, to execute and deliver any and all documents and instruments and to make any governmental filings on behalf of the Limited Liability Company as fully to all intents and purposes as a Managing Member of the Limited Liability Company might or could do in person, hereby ratifying and confirming all that said attorney-in-fact may lawfully do or cause to be done. This power of attorney shall expire on December 31, 2001.


                                   GENERAL ATLANTIC PARTNERS, LLC


                                   By:  /s/  Steven A. Denning
                                        ---------------------------------------
                                        Steven A. Denning
                                        Executive Managing Member


STATE OF CONNECTICUT     )
                         : ss.
COUNTY OF FAIRFIELD      )

                  On the 3rd day of January 2001, before me personally came Steven A. Denning, to me known, and known to me to be the individual described in, and who executed the foregoing document, and he acknowledged to me that he executed the same.

/s/  Sheila Hughes
-----------------------------
     Notary Public